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                                                                   EXHIBIT 10.23



                   ASSUMPTION AND INDEMNIFICATION AGREEMENT
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          THIS ASSUMPTION AND INDEMNIFICATION AGREEMENT ("Assumption Agreement")
is entered into this 11th day of September 1998 by and between HARRIER, INC., a Delaware corporation ("Harrier"), and GLYCOSYN PHARMACEUTICALS, INC., a Delaware corporation ("Glycosyn").


                                R E C I T A L S
                                - - - - - - - -


          A. Harrier currently owns 95% of the issued and outstanding shares of common stock of Glycosyn.

          B. Harrier intends to undertake a reorganization which is conditioned on Harrier transferring all of its assets to Glycosyn, and Glycosyn assuming all of the liabilities of Harrier.

          C. Following the transfer of assets and assumption of liabilities, Harrier will sell a controlling interest in its shares of common stock of Glycosyn to New Capital Investment Fund, a Cayman Islands corporation, ("NCIF") in accordance with a Common Stock Purchase Agreement of even date herewith.

          NOW, THEREFORE, the parties agree as follows:


                               A G R E E M E N T
                               - - - - - - - - -


          1.  Incorporation of Recitals. The foregoing Recitals are herein
              -------------------------
incorporated by this reference.

          2.  Conveyance of Assets.  Harrier agrees to, and hereby does, sell,
              --------------------
convey, transfer, assign and deliver to Glycosyn, and Glycosyn agrees to accept from Harrier, all assets of Harrier (collectively, the "Assets").

          3.  Disclaimer of Warranty.  The foregoing Assets are being assigned
              ----------------------
by Harrier to Glycosyn "AS-IS", "WHERE-IS" and "WITH ALL FAULTS" and subject to any conditions which may exist, without any representations or warranties by Harrier. Glycosyn acknowledges that it is relying solely upon its own inspections, examinations and evaluations of the Assets and
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is accepting assignment of them "AS-IS", "WHERE-IS" and "WITH ALL FAULTS", without representation, warranty or covenant, express or implied, of any kind or nature. Further, Glycosyn hereby assumes the risk of any condition that may exist pertaining to the Assets and releases Harrier of and from any and all claims, actions, demands, rights, damages, costs or expenses which might arise out of or in connection with the condition or ownership of the Assets.

          4.  Assumption of Liabilities.  Glycosyn hereby agrees to, and does,
              -------------------------
assume and undertake responsibility for all of the liabilities of Harrier (known or unknown) as of the date of this Agreement. Further, Glycosyn agrees to hold Harrier harmless from, and indemnify it, together with each of the officers, directors, employees, shareholders, agents, executors, administrators, successors or assigns, attorneys, investment bankers and accountants ("Harrier Party" or Harrier Parties") from any and all claims, demands, actions, causes of action, damages, attorneys' fees, costs or expenses, whatsoever in law or equity made and/or brought by any person arising from or in any way based upon such liabilities.

          5.  Subrogation.  In the event of payment by Glycosyn under this
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Assumption Agreement, Glycosyn shall be subrogated to the extent of such payment to all of the rights of recovery of the Harrier Party receiving indemnification, which party shall execute all papers reasonably required and shall do everything that may be necessary or appropriate to secure such rights, including the execution of such documents necessary or appropriate to enable Glycosyn to effectively bring suit to enforce such rights.

          6.  Release from Harrier Creditors.  Glycosyn agrees to undertake such
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steps as are reasonably necessary to obtain from the creditors of Harrier documentation unconditionally and irrevocably releasing Harrier from any further liability, claim or demand in regard to those liabilities assumed by Glycosyn pursuant to this Assumption Agreement. The form of creditor acknowledgment of assumption and release is attached as Exhibit "C."

          7.  Miscellaneous Provisions.
              ------------------------

                7.1  Other Agreements. Nothing contained in this Assumption
                     ----------------
Agreement shall be deemed to diminish or other restrict the rights of the parties to this Assumption Agreement as such rights or obligations may be defined by other written agreements between the parties.

                7.2  Governing Law.  This Assumption Agreement shall be
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governed by and construed in accordance with the laws of the State of California without reference to the rules of conflicts of laws thereof.

                7.3  Successors and Assigns.  Except as otherwise expressly
                     ----------------------
provided in this Assumption Agreement, the terms and conditions of this Assumption Agreement shall enure to the benefit of and be binding upon the respective successors and assigns of the parties.
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                7.4  Counterparts. This Assumption Agreement may be executed in
                     ------------
one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and Agreement.

                7.5  Notices.  Any approvals, consents or notices required or
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permitted to be sent or given shall be delivered in writing personally or mailed, certified mail, return receipt requested, to the following addresses and shall be deemed to have been received within five days after such mailing:

If to Glycosyn:                   Glycosyn Pharmaceuticals, Inc.
                                  3100 Tower Boulevard, Suite 513
                                  Durham, North Carolina  27707

If to Harrier:                    Harrier, Inc.
                                  2200 Pacific Coast Highway, Suite 301
                                  Hermosa Beach, California  90254

                7.6  Severability.  If one or more provisions of this Assumption
                     ------------
Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Assumption Agreement and the balance of this Assumption Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                7.7  Further Documents.  Each of the parties to this Assumption
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Agreement agrees to execute and deliver to the other party such instruments, documents, pleadings and other items as may be necessary or appropriate to perfect the assignment, assumption, and indemnification provisions as contained in this Assumption Agreement. The failure of a party to this Assumption Agreement to supply any documentation as may be requested in accordance with this Section shall be deemed a breach of this Assumption Agreement.
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          IN WITNESS WHEREOF, the parties hereto have executed this Assumption
Agreement as of the day and year first above-written.

                                 "HARRIER"

                                 Harrier, Inc.,
                                 a Delaware corporation

                                 By: /s/ Jurg Kehrli
                                     ---------------------------
                                 Jurg Kehrli, Chairman


                                 "GLYCOSYN"

                                 Glycosyn Pharmaceuticals,Inc.,
                                 a Delaware corporation

                                 By: /s/ Kevin DeVito
                                     ---------------------------
                                 Kevin DeVito